                                                                     EXHIBIT 4.1

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                               WARRANT AGREEMENT
                                    BETWEEN
                            STREAMLOGIC CORPORATION
                                      AND
                             WELLS FARGO BANK, N.A.
                                AS WARRANT AGENT

                               ----------------

                         DATED AS OF NOVEMBER _, 1996


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

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 Section  1.  Definitions...............................................     1
 Section  2.  Issuance; Form of Warrant; Execution; Registration........     3
          2.1 Issuance..................................................     3
          2.2 Form of Warrant; Execution of Warrants....................     3
          2.3 Registration..............................................     3
          2.4 Countersignature of Warrants..............................     4
 Section  3.  Transfer and Exchange of Warrants.........................     4
 Section  4.  Term of Warrants; Exercise of Warrants; Adjustments of
              Exercise Price; Compliance with Government Regulations;
              Redemption................................................     4
          4.1 Term of Warrants..........................................     4
          4.2 Exercise of Warrants......................................     5
          4.3 Reset of Exercise Price and Early Termination of Exercise
              Period....................................................     5
          4.4 Compliance with Government Regulations: Registration Under
              the Securities Act........................................     6
 Section  5.  Payment of Taxes and Fees.................................     7
 Section  6.  Mutilated or Lost Warrant Certificates....................     7
 Section  7.  Reservation of Warrant Shares.............................     7
 Section  8.  Adjustment of Exercise Price; Number of Warrant Shares and
              Shares of Capital Stock Warrants Are Exercisable Into.....     7
          8.1 Pricing and Share Adjustments.............................     7
          8.2 Notice of Adjustment......................................    12
          8.3 Preservation of Purchase Rights upon Merger or
              Consolidation.............................................    12
 Section  9.  Fractional Interests......................................    12
 Section 10.  No Rights as Stockholders; Notices to Holders.............    13
 Section 11.  By the Company............................................    13
         11.1 Legal Status; Qualification...............................    13
         11.2 No Conflicts..............................................    14
         11.3 Binding and Enforceable...................................    14
 Section 12.  Payments in U.S. Currency.................................    14
 Section 13.  Merger or Consolidation or Change of Name of Warrant
              Agent.....................................................    14
 Section 14.  Appointment of Warrant Agent..............................    14
         14.1 Obligations of the Warrant Agent..........................    15
 Section 15.  Change of Warrant Agent...................................    16
 Section 16.  Notices...................................................    17
 Section 17.  Cancellation of Warrants..................................    17
 Section 18.  Supplements and Amendments................................    17
 Section 19.  Successors................................................    17
 Section 20.  Applicable Law............................................    17
 Section 21.  Benefits of this Agreement................................    18
 Section 22.  Records...................................................    18
 Section 23.  Counterparts..............................................    18
 Section 24.  Captions..................................................    18

  WARRANT AGREEMENT, dated as of November _, 1996, between STREAMLOGIC CORPORATION, a Delaware corporation (the "Company"), and WELLS FARGO BANK, N.A., a national banking association, as Warrant Agent (together with any successors and assigns, the "Warrant Agent").

                                  WITNESSETH:

  WHEREAS, StreamLogic Corporation is the issuer of 6% Convertible Subordinated Debentures Due 2012 in the original face amount of $75,000,000 (collectively, the "Debentures");

  WHEREAS, the Company has made a tender offer (the "Tender Offer") to all holders of the Debentures pursuant to which the Company offered to exchange all of the Debentures for cash, increasing rate unsecured promissory notes, common stock of the Company and warrants to purchase common stock of the Company (the "Warrants"), as more fully described below;

  WHEREAS, the Company desires to issue the Warrants, each of which entitles the holder thereof to purchase one share of the Company's common stock (each of said shares of common stock deliverable upon exercise of the Warrants, a "Warrant Share"); and

  WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance, division, transfer, exchange and exercise of Warrants;

  NOW, THEREFORE, in consideration of the foregoing, to implement the terms of the Tender Offer, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants and any security into which they may be exchanged (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

SECTION 1. DEFINITIONS.

  The following terms, as used herein, have the following meanings (all terms used herein in the singular to have the correlative meanings when used in the plural and vice versa):

  1.1 "Agreement" means this Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

  1.2 "Business Day" means a day other than (a) a Saturday or Sunday, (b) any day on which banking institutions located in the City of Los Angeles, California, are required or authorized by law or by local proclamation to close or (c) any day on which shares are not traded on the NASDAQ National Market System.

  1.3 "Common Stock" shall have the meaning ascribed to such term in Section 8.1(i).

  1.4 "Common Stock Price" on any date of determination shall mean the last reported sale price regular way of the shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if such shares are not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market System (or, if no reported sale takes place on such day, the average of the closing bid and asked prices on such day on such exchange or the Nasdaq National Market System). If the shares of Common Stock are not listed or admitted to trading on any national securities exchange or authorized for quotation on the Nasdaq National Market System, "Common Stock Price" shall mean the average of the closing bid and asked quotations as reported by The Nasdaq Small Cap Market for such day, or if the shares of Common Stock are not authorized for quotation on The Nasdaq Stock Market, the average of the closing bid and asked quotations as furnished by two member firms of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose, or if no such quotations are available, as determined in good faith by the disinterested non-employee members of the Board of Directors of the Company. In determining the Common Stock Price, the Warrant Agent shall be entitled to rely on such prices as may be published in The Wall Street Journal, The New York Times or any other financial publication of like stature or as may be provided to the Warrant Agent for such purpose by an authorized employee or agent of the Company.

  1.5 "Convertible Securities" has the meaning ascribed to such term in
Section 8.1(d) hereof.

  1.6 "Early Expiration Date" has the meaning ascribed to such term in Section 4.3(b).

  1.7 "Early Expiration Election" has the meaning ascribed to such term in
Section 4.3(b).

  1.8 "Early Expiration Trigger Date" has the meaning ascribed to such term in
Section 4.3(b).

  1.9 "Exchange Date" means [insert the date on which the Company exchanges Debentures tendered to the Company pursuant to the Tender Offer for cash, Common Stock, promissory notes and Warrants].

  1.10 "Exercise Period" has the meaning ascribed to such term in Section 4.1 hereof.

  1.11 "Exercise Price" means $3.60 as adjusted from time to time pursuant to
Section 4.3 and Section 8 hereof.

  1.12 "Five-Day Average Price" as of any date of determination shall mean the average of the Common Stock Prices on each of the immediately preceding five consecutive Trading Days, after exclusion of the highest and lowest such prices; provided, however, that if such highest or lowest prices occur on more than one such Trading Day, such price shall be excluded only once in calculating such average, so that such average always is based on the Common Stock Prices on three Trading Days.

  1.13 "Holder" has the meaning ascribed to such term in the preamble hereto.

  1.14 "NASD" has the meaning ascribed to such term in Section 4.2 hereof.

  1.15 "No-Exercise Period" shall mean any period of up to 90 consecutive days designated by the Company as a period during which Warrants may not be exercised. The Company shall designate the commencement of no more than one No-Exercise Period in any twelve-month period. A No-Exercise Period shall commence on such date as is designated by the Company in a written notice (which may be by facsimile transmission) of the commencement of such No-Exercise Period delivered to the Warrant Agent no later than the close of business of the Warrant Agent on the Business Day immediately preceding the first day of such No-Exercise Period. Such No-Exercise Period shall terminate on such date as is designated by the Company in a written notice (which may be by facsimile transmission) of the termination of such No-Exercise Period delivered to the Warrant Agent no later than the end of Business on the Business Day immediately preceding such date of termination; provided, however, that such No-Exercise Period shall terminate automatically and without any action on the part of the Company at the close of business on the 90th day thereof, should the Company not designate an earlier termination date. The Company shall take all reasonable measures and efforts to limit the length of each No-Exercise Period, consistent with the reason for the No-Exercise Period and shall terminate each No-Exercise Period as quickly as reasonably possible, consistent with the reason for the No-Exercise Period.

  1.16 "Person" means a natural person, a corporation, a partnership, a trust, a joint venture, authority or any other entity or organization.

  1.17 "Price Per Share" has the meaning ascribed to such term in Section 8.1(e)(ii) hereof.

  1.18 "Reset Date" has the meaning ascribed to such term in Section 4.3(a).

  1.19 "Reset Election" has the meaning ascribed to such term in Section
4.3(a).

  1.20 "Reset Price" has the meaning ascribed to such term in Section 4.3(a).

  1.21 "Rights" has the meaning ascribed to such term in Section 8.1(b) hereof.

  1.22 "Securities Act" has the meaning ascribed to such term in Section 4.4.

  1.23 "SEC" means the United States Securities and Exchange Commission, or any successor agency or authority thereto.

  1.24 "Subsidiary" has the meaning ascribed to such term in Section 8.1(c) hereof.

  1.25 "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for trading, or if such shares are not so listed or admitted to trading on any national securities exchange, a day on which The Nasdaq Stock Market is open for trading.

  1.26 "Transfer Agent" has the meaning ascribed to such term in Section 7 hereof.

  1.27 "Twenty-Day Average Price" as of any date of determination shall mean the average of the Common Stock Prices on each of the immediately preceding twenty consecutive Trading Days, after the exclusion of the highest and lowest such prices; provided, however, that if such highest or lowest prices occur on more than one such Trading Day, such price shall be excluded only once in calculating such average, so that such average always is based on the Common Stock Prices on 18 Trading Days.

  1.28 "Warrant" has the meaning ascribed to such term in the preamble hereto.

  1.29 "Warrant Certificate" has the meaning ascribed to such term in Section
2.2 hereof.

  1.30 "Warrant Register" has the meaning ascribed to such term in Section 2.3 hereof.

  1.31 "Warrant Share" has the meaning ascribed to such term in the preamble hereto.

SECTION 2. ISSUANCE; FORM OF WARRANT; EXECUTION; REGISTRATION.

  2.1 Issuance. On the Exchange Date the Company shall issue to each holder of Debentures that tenders any Debentures to the Company pursuant to the Tender Offer Warrants to purchase 40 shares of Common Stock per $1,000 face amount of the Debentures, subject to adjustment pursuant to Section 8 hereof. The Company shall cause the Warrant Agent to issue to each such holder of Debentures one or more Warrant Certificates (defined below) representing the Warrants issued by the Company.

  2.2 Form of Warrant; Execution of Warrants. The certificates evidencing the Warrants (the "Warrant Certificates") shall be in registered form only and shall be in the form set forth as Exhibit A hereto. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.4 hereof.

  2.3 Registration. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in Los Angeles (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "Warrant Register"). The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person; provided that the Company and the Warrant Agent shall follow the directions and instructions of a financial advisor of any holder of Warrants which has been designated as such by such holder of Warrants in a writing delivered to the Warrant Agent in a form reasonably satisfactory to the Warrant Agent.

  2.4 Countersignature of Warrants. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of 3,000,000 Warrant Shares (subject to adjustment pursuant to Section 8 hereof) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.

SECTION 3. TRANSFER AND EXCHANGE OF WARRANTS.

  Subject to the terms hereof, the Warrant Agent shall countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. The Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Certificates to be so exchanged, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

  No service charge to any Holder shall be made for any exchange or registration of transfer of a Warrant certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

  By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 18 hereof.

SECTION 4. TERM OF WARRANTS; EXERCISE OF WARRANTS; ADJUSTMENTS OF EXERCISE PRICE; COMPLIANCE WITH GOVERNMENT REGULATIONS; REDEMPTION.

  4.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time from 9:00 a.m., Los Angeles time, on the day following the Exchange Date to 5:00 p.m., Los Angeles time, on the day preceding the fifth anniversary of the Exchange Date (the "Exercise Period"), to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares. If the Company has designated one or more No-Exercise Periods, the Exercise Period shall be extended by a number of days equal to the aggregate number of days during which such No-Exercise Period or Periods was or were in effect. The foregoing notwithstanding, the Exercise Period may terminated at an earlier date, as provided in Section 4.3(b) hereof. The Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, nonassessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period for such Warrant. No adjustments as to dividends will be made upon exercise of the Warrants for dividends paid prior to exercise of the Warrants.

  4.2 Exercise of Warrants. During the Exercise Period, each Holder may, subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) paying to the Warrant Agent for the account of the Company the Exercise Price, for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent, tender of payment of the Exercise Price is made, and any applicable No-Exercise Period has terminated. Payment of the aggregate Exercise Price shall be made in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks payable to the order of the Company or by any combination thereof.

  Upon the exercise of any Warrants in accordance with this Agreement, the Company shall issue and cause to be delivered by the Warrant Agent with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions at its sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 9 hereof). The Warrant Agent shall have no responsibility or liability for such issuance or the determination of the number of Warrant Shares issuable upon such exercise. The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder.

  In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 and of Section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

  Upon delivery of the Warrant Shares issuable upon exercise in accordance herewith and of any required new Warrant Certificates, the Warrant Agent shall cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable laws and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

  Each Holder shall be entitled to enforce all rights relating to Warrants owned by such Holder under the terms of this Agreement.

  4.3 Reset of Exercise Price and Early Termination of Exercise Period.

    (a) On any date (a "Reset Date") prior to the first anniversary of the Exchange Date that the Five-Day Average Price is less than $1.56 (after giving effect to any adjustments pursuant to Section 8 hereof), each Holder of Warrants shall have the right to elect (a "Reset Election") to adjust the Exercise Price of such Holder's Warrants to an amount equal to 150% of such Five-Day Average Price (the "Reset Price");

  provided, however, that the Exercise Price of any Warrant may be adjusted only once pursuant to this Section 4.3(a). To elect a Reset Election with respect to a Warrant, a Holder shall surrender to the Company at the principal office of the Warrant Agent the Warrant Certificate representing such Warrant, together with the form of Reset Election on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of the NASD. No Reset Election shall be effective with respect to any Reset Date unless such Warrant Certificate and form of Reset Election are received by the Warrant Agent no later than the fifth Business Day following such Reset Date. Upon timely receipt of a Reset Election in proper form, the Warrant Agent shall determine the Reset Price and shall imprint the following legend in a prominent location and typeface on the front of the Warrant Certificate:

    "The Exercise Price of the Warrant represented by this Warrant Certificate has been the subject of a Reset Election pursuant to
    Section 4.3(a) of the Warrant Agreement referred to herein. As a result of such Reset Election, the Reset Price as defined in such Section 4.3(a) is $[insert price]. No further Reset Election is permitted under the Warrant Agreement."

  The Warrant Agent shall then deliver such Warrant Certificate as so legended to the Holder thereof. The Warrant Agent shall promptly notify the Company of each Reset Election and the date, Reset Price and other particulars thereof and shall maintain records of each Reset Election in the register of Warrants referred to in Section 2.3 hereof. In the event of any transfer, exchange or other issue or reissue of Warrants that have been the subject of a Reset Election, the Warrant Agent shall cause any and all Warrant Certificates so issued or reissued to bear the legend referred to above.

    (b) If on any date (an "Early Expiration Trigger Date") the Five-Day Average Price is more than $4.50 (after giving effect to any adjustments thereto pursuant to Section 8 hereof), the Company shall have the right to elect (an "Early Expiration Election") to designate a date (the "Early Expiration Date") after which no Warrant shall be exercisable, the provisions of Section 4.1 hereof to the contrary notwithstanding. Each Warrant not exercised prior to 5:00 p.m. Los Angeles time on any such Early Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. The Company shall make an Early Expiration Election by designating an Early Expiration Date in a written notice (which may be by facsimile transmission) to the Warrant Agent specifying the Early Expiration Trigger Date and the Five-Day Average Price no later than the fifth Business Day following such Early Expiration Trigger Date. Upon receipt of such notice, the Warrant Agent shall within two Business Days of such receipt give notice pursuant to Section 16 hereof to each Holder of the Early Expiration Election of the Company and specifying the Early Expiration Date. The Company shall not specify an Early Expiration Date that is less than 12 Business Days after the delivery to the Warrant Agent of the Company's notice of its Early Expiration Election.

  4.4 Compliance with Government Regulations: Registration Under the Securities Act. To the extent required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), the Company will register under the Securities Act the issuance and sale of Warrant Shares by the Company in connection with the due exercise of Warrants by the Holder thereof (subject to the prohibition on any such exercise during any No-Exercise Period). In addition, if the transfer of the Warrant Shares obtained upon such exercises by Holders would not otherwise be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company will register under the Securities Act the offer and sale of such Warrant Shares in connection with such transfers by such Holders (subject to prohibition of any such transfers during any No-Exercise Period); provided, however, that participation by any Holder in any such registration shall be conditioned upon such Holder's provision to the Company of all information, undertakings, consents, agreements or other documents and the taking of any and all actions as may be necessary to enable such registration and such participation therein by such Holder as a selling security holder to comply with all applicable requirements of the Securities Act. The Company's registration obligations hereunder shall terminate on the seventh anniversary of the Exchange Date.

SECTION 5. PAYMENT OF TAXES AND FEES.

  The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants, provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

SECTION 6. MUTILATED OR LOST WARRANT CERTIFICATES.

  In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for, and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures and pay such reasonable fees and expenses as the Company or the Warrant Agent may reasonably require.

SECTION 7. RESERVATION OF WARRANT SHARES.

  There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrant Certificates. The Company will keep a copy of this Agreement on file with the Warrant Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company certificates for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Warrant Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. The Company will furnish to its agent for transfer of shares of its Common Stock (the "Transfer Agent"), a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 8.2 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

  Before taking any action which would cause an adjustment pursuant to Section 8 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

SECTION 8. ADJUSTMENT OF EXERCISE PRICE; NUMBER OF WARRANT SHARES AND SHARES OF CAPITAL STOCK WARRANTS ARE EXERCISABLE INTO.

  The number of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

  8.1 Pricing and Share Adjustments. During the Exercise Period and until a Holder's Warrants are exercised, the number of Warrant Shares purchasable by such Holder upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

    (a) Adjustment for Change in Capital Stock. Subject to paragraphs (f) and
  (h) below, in case the Company shall (i) pay a dividend or other distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company, then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the number of Warrant Shares of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event (provided, however, that no additional Warrant Shares shall be issued or the Exercise Price modified as a result of such adjustment unless and until the consummation of such event) or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

    (b) Adjustment for Rights Issue. Subject to paragraphs (f) and (h) below, in case the Company shall issue rights, options, warrants or convertible securities (collectively, "Rights") to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share (as defined in paragraph (e) below) which is lower at the record date mentioned below than the then Current Market Price (as defined in paragraph (e) below) per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares (as defined in paragraph (e) below) of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Proceeds (as defined in paragraph (e) below) received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights (provided, however, that no additional Warrant Shares shall be issued or the Exercise Price modified as a result of such adjustment unless and until such Rights are issued).

    (c) Adjustment for Redemptions, Dividends, Other Distributions.

      (i) Subject to paragraphs (f) and (h) below, in case the Company shall redeem shares of its Common Stock at a Price Per Share above the then Current Market Price Per Share of Common Stock on the date of such redemption then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price Per Share of Common Stock on the date of redemption multiplied by the aggregate number of shares of Common Stock outstanding immediately following the redemption and the denominator of which shall be the Initial Market Capitalization less the Redemption Amount. The "Initial Market Capitalization" shall equal the product of the number of shares of Common Stock outstanding immediately prior to such redemption and the Current Market Price Per Share of the Common Stock on the date of such redemption. The "Redemption Amount" shall equal the number of shares redeemed multiplied by the Price Per Share at which such redemption occurs. Such adjustment shall be made whenever any such redemption is made, and shall become effective on the date of such redemption.

      (ii) Subject to paragraphs (f) and (h) below, in case the Company shall distribute to the holders of its Common Stock a dividend or distribution (whether in cash, cash equivalents, evidence of indebtedness or assets of the Company or any corporation or other legal entity a majority of the voting equity or equity interest of which is owned, directly or indirectly, by the Company (a "Subsidiary") or shares of capital stock of a Subsidiary) other than a dividend or distribution subject to paragraphs (a) or (b) above, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price Per Share of Common Stock on the date of such dividend or distribution and the denominator of which shall be such Current Market Price Per Share of Common Stock less the amount of dividend or distribution per share as of the date of such dividend or distribution (which amount in the case of a distribution of assets for which there is not a readily ascertainable fair market value shall be the fair value of such assets as determined by an independent professional evaluator selected by the disinterested non-employee members of the Board of Directors of the Company as the portion of the assets applicable to one share of Common Stock). Such adjustments shall be made whenever any such distribution is made and shall become effective on the record date for the determination of stockholders entitled to receive such distribution, if any, or the effective date of such redemption if there is no such record date (provided, however, that no additional Warrant Shares shall be issued or the Exercise Price modified as a result of such adjustment unless and until the date of such redemption).

    (d) Adjustment for Common Stock and Convertible Securities Issue. Subject to paragraphs (f) and (h) below, in case (A) the Company shall issue shares of its Common Stock, or securities convertible into, or exchangeable or exercisable for Common Stock or Rights to subscribe for or purchase such securities (collectively, "Convertible Securities") (excluding the issuance of (i) Common Stock or Convertible Securities issued in any of the transactions described in paragraphs (a), (b) or (c) above) or (ii) Warrant Shares issued upon the exercise of the Warrants) at a Price Per Share of Common Stock, in the case of the issuance of Common Stock, or at a Price Per Share of Common Stock initially deliverable upon conversion or exercise of exchange of such Convertible Securities, in each case, together with any other consideration received or to be received by the Company in connection with such issuance or upon the conversion, exchange or exercise of such Convertible Securities, below the then Current Market Price per share of Common Stock on the date the Company fixed the offering, conversion or exercise or exchange price of such additional shares, or (B) there shall be a reduction in the exercise price of any outstanding Convertible Securities other than pursuant to customary antidilution provisions set forth in the instruments governing such Convertible Securities as in effect at the date of the issuance thereof, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction:

      (x) in the case of an issuance of Convertible Securities, the numerator of which shall be the total number of shares of Common Stock outstanding on the date of such issuance plus the additional number of shares of Common Stock offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate Proceeds of the total amount of Convertible Securities so offered would purchase at the Current Market Price Per Share of Common Stock at such date of issuance; and

      (y) in the case of a reduction in the exercise price of any Convertible Securities, the numerator of which shall be the sum of the Initial Market Capitalization plus the Initial Proceeds and the denominator of which shall be the sum of the Initial Market Capitalization and the Reduced Proceeds. The "Initial Market Capitalization" shall mean the product of the number of shares of Common Stock outstanding immediately prior to such price reduction and the Current Market Price Per Share of the Common Stock on the date of such price reduction. The "Initial Proceeds" shall mean the Proceeds received and receivable by the Company prior to such price reduction in connection with such Convertible Securities. The "Reduced Proceeds" shall mean the Proceeds received and receivable by the Company after giving effect to such price reduction in connection with such Convertible Securities.

    In case the Company shall issue and sell Convertible Securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "Price Per Share" of Common Stock and the "consideration received by the Company" for purposes of this paragraph (d), an independent professional evaluator selected by the disinterested non-employee members of the Board of

  Directors of the Company shall reasonably and in good faith determine the fair value of such property. The determination of whether any adjustment is required under this paragraph (d), by reason of the sale and issuance of any Convertible Securities and the amount of such adjustment, if any, shall be made at such time and not at the subsequent time of issuance of shares of Common Stock upon the exercise, conversion or exchange of Convertible Securities.

    (e) Current Market Price; Price Per Share.

      (i) For the purpose of any computation under this Section 8.1, the "Current Market Price" per share of Common Stock at any date shall be the Twenty-Day Average Price.

      (ii) For purposes of this Section 8.1, "Price Per Share" shall be defined and determined according to the following formula:

      P = R/N

      where

      P = Price Per Share;

      R = the "Proceeds" received or receivable by the Company which (w) in the case of shares of Common Stock is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares; (x) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of Rights or such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Company upon exercise, conversion or exchange thereof; (y) in the case of Rights to subscribe for or purchase such Convertible Securities, is the total amount received or receivable by the Company in consideration for the issuance and sale of such Rights plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable upon the exercise of such Rights and on the conversion or exchange or exercise of such Convertible Securities; and (z) in the case of a redemption of shares of Common Stock is the total amount paid or payable by the Company as consideration for the shares redeemed, provided that in each case the proceeds received or receivable or paid or payable by the Company shall be the net cash proceeds after deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

      N = the "Number of Shares," which (x) in the case of Common Stock is the number of shares issued; (y) in the case of Rights or of Convertible Securities with respect to shares of Common Stock, is the number of shares of Common Stock issuable upon exercise, conversion or exchange thereof for the minimum aggregate amount of additional consideration referred to above in the definition of Proceeds; and (z) in the case of shares of Common Stock redeemed is the number of shares redeemed by the Company.

    (f) When De Minimis Adjustment May Be Deferred. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, provided that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

    (g) Adjustment in Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

    (h) When No Adjustment Required. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price shall be made pursuant to this Section 8.1 in connection with the exercise of any of the following (other than a reduction in the purchase or exercise price that would be subject to an adjustment under subsection (d)(y) above; provided, however, there shall be no adjustment pursuant to such subsection
  (d)(y) in connection with any antidilution or other adjustment required by the terms and conditions of instruments governing the following as in effect on June 14, 1996:

      (i) 80,081 Warrants issued as of June 13, 1996 at an exercise price of $5.00 per share of Common Stock;

      (ii) 1,500,000 Warrants outstanding as of June 13, 1996 at an exercise price of $4.00 per share of Common Stock;

      (iii) Up to 1,776,060 options to purchase Common Stock reserved for issuance to employees of the Company;

      (iv) Up to 1,657,300 employee stock options outstanding as of September 18, 1996; and

      (v) Up to 150,000 employee stock options outstanding after September 18, 1996 but on or before October 31, 1996.

  Additionally, no adjustment need be made if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, evidences of indebtedness, assets or other securities referred to in the paragraphs above which each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto.

    (i) Common Stock. For all purposes of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (h) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

    (j) Expiration of Rights, etc. Upon the expiration of any Rights or conversion or exchange or exercise rights, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights or conversion or exchange or exercise rights and
  (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion or exchange or exercise rights whether or not exercised, provided that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion or exchange or exercise rights.

  8.2 Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted, as provided in this Section 8, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accounts (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment. Concurrently with giving a Holder notice of an adjustment, the Warrant Agent shall issue to such Holder a replacement Warrant Certificate showing the terms of the Warrant, as adjusted, provided that the Warrant Agent's failure to provide such new Warrant Certificates shall not adversely affect the rights of the Holders to receive the benefits of any adjustments.

  8.3 Preservation of Purchase Rights upon Merger or Consolidation. In case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Warrant Agent an agreement, which shall be binding on the Company and the Holders, that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action, subject to obtaining any required governmental approvals or making any required governmental filings. The Company shall at its sole expense request the Warrant Agent to mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this Section 8. In addition, the Company shall not merge or consolidate with or into, any other entity unless the successor entity (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this
Section 8.3 shall similarly apply to successive consolidations or mergers. The Company and the Warrant Agent shall each be under a good faith duty and responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

  If this Section 8.3 applies, paragraphs (a), (b), (c) and (d) of Section 8.1 do not apply.

SECTION 9. FRACTIONAL INTERESTS.

  Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 9, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the Common Stock Price on the date the Warrant Certificate is presented for exercise, multiplied by such fraction.

SECTION 10. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS.

  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders of Warrant Certificates or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

  In case:

    (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

    (b) the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets; or

    (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the properties and assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock;

    (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

    (e) the Company shall sell all or substantially all of its assets, or any asset necessary to conduct the Company's business.

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least ten (10) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating
(i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or fundamental change is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 10 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.

SECTION 11. BY THE COMPANY.

  The Company represents and warrants to the Warrant Agent and each of the Holders as follows as of the Exchange Date:

  11.1 Legal Status; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions in which the failure to obtain such qualification or licensing could reasonably be expected to have a material adverse effect on the business or financial condition of the Company. The Company has all requisite corporate power and authority to conduct its business, to own, lease, sell or otherwise dispose of property, and to enter into and perform this Agreement.

  11.2 No Conflicts. This Agreement has been duly authorized by all necessary corporate action on the part of the Company. Neither the execution and delivery nor the performance of this Agreement (i) conflicts with the certificate of incorporation or by-laws of the Company, (ii) violates any law, regulation or ordinance, or any order or ruling of any court or governmental entity, applicable to the Company or (iii) results in a breach or violation of, or constitutes a default under, any term of any agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound other than any breach or violation which could not reasonably be expected to have a material and adverse effect on (i) the business, operations, properties, assets or financial condition of the Company, or (ii) the ability of the Company to perform its obligations under any material agreement in accordance with its terms.

  11.3 Binding and Enforceable. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity, whether such enforcement is considered in a proceeding at law or in equity.

  11.4 Valid Issue. All Warrant Shares are duly authorized and, upon issuance in accordance with the provisions of this Agreement shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests (other than liens and security interests created by this Agreement or by the Holder thereof).

SECTION 12. PAYMENTS IN U.S. CURRENCY.

  All payments required to be made hereunder shall be made in lawful money of the United States of America.

SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT.

  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 14 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

SECTION 14. APPOINTMENT OF WARRANT AGENT.

  The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

  14.1 Obligations of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound:

    (a) Correctness of Statements. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

    (b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

    (c) Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

    (d) Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect to any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

    (e) Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

    (f) Compensation. The Company agrees to pay the Warrant Agent such reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement as shall be agreed upon in advance by the Company and the Warrant Agent, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this Section 14.1(f) and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

    (g) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

    (h) Other Transactions in Securities of Company. The Warrant Agent and any stockholders, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or other wise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company of for any other legal entity.

    (i) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

    (j) Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

    (k) Validity of Agreement. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any Assets or other property issuable upon exercise of any Warrant.

    (l) Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers.

    (m) Reporting Requirements. The Warrant Agent shall send to each Warrant holder a copy of each publicly available filing with the SEC made by the Company (including but not limited to Forms 10-K, 10-Q and 8-K) promptly but in any event within five (5) Business Days following such filing.

SECTION 15. CHANGE OF WARRANT AGENT.

  The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or notification in writing of such registration or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent with out further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.

SECTION 16. NOTICES.

  Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage pre-paid, (a) to the Company, at its offices at 21329 Nordhoff Street, Chatsworth, California 91311, Attention: Chief Financial Officer, Telecopier No.: (818) 701-8410, or (b) to the Warrant
Agent, at its offices at                               , Attention:
       , Telecopier No.:                . Each party hereto may from time to
time change the address to which notices to its are to be delivered or mailed hereunder by notice to the other party.

  Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 16.

SECTION 17. CANCELLATION OF WARRANTS.

  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

SECTION 18. SUPPLEMENTS AND AMENDMENTS.

  From time to time, the Company and the Warrant Agent, without the consent of the holders of the Warrants, may amend or supplement this Agreement for certain purposes, including curing defects or inconsistencies or making any other change so long as such amendment or supplement does not adversely affect the rights of any Holder. Any supplement or amendment to this Agreement that does not adversely affect the rights of a Holder may be made with the approval of the Holders of a majority of the then outstanding Warrants; provided, however, that any such amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.

SECTION 19. SUCCESSORS.

  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent and shall bind and inure to the benefit of their respective successors hereunder.

SECTION 20. APPLICABLE LAW.

  This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws thereof.

SECTION 21. BENEFITS OF THIS AGREEMENT.

  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders and their successors and assigns any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, the Holders and the respective successors and assigns of the Company, Warrant Agent and Holders.

SECTION 22. RECORDS.

  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 23. COUNTERPARTS.

  This Agreement may be executed in any number of counterparts; each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 24. CAPTIONS.

  The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          STREAMLOGIC CORPORATION

                                          By: _________________________________
                                            Name:
                                            Title:

                                          WELLS FARGO BANK, N.A.,
                                          as Warrant Agent

                                          By: _________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

No.                                                                    Warrants

                              WARRANT CERTIFICATE

                            STREAMLOGIC CORPORATION

  This Warrant Certificate certifies that                     , or registered
assigns, is the registered holder of                 Warrants (the "Warrants")
expiring at 5:00 p.m., Los Angeles time,                  , 2001 (subject to
extension or earlier termination as provided in the Warrant Agreement) (the "Expiration Date"), to purchase Common Stock, $1.00 par value per share (the "Common Stock"), of STREAMLOGIC CORPORATION, a Delaware corporation (the "Company"). The Warrants may be exercised at any time from 9:00 a.m., Los
Angeles time, on                 , 1996 to 5:00 p.m., Los Angeles time, on the
Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., Los Angeles time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to on the reverse side hereof), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

  WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M., LOS ANGELES TIME ON THE EXPIRATION DATE AS DEFINED HEREIN SHALL BECOME VOID.

  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agents as such term is used in the Warrant Agreement.

  IN WITNESS WHEREOF, STREAMLOGIC CORPORATION has caused this Warrant Certificate to be duly executed.

                                          STREAMLOGIC CORPORATION


                                          By: _________________________________
                                             Title:

Dated: _________________________________

Countersigned:

WELLS FARGO BANK, N.A.
as Warrant Agent

By: ____________________________________
          Authorized Signatory

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of
            , 1996 (the "Warrant Agreement"), duly executed and delivered by the Company to Wells Fargo Bank, N.A., a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

  Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof.

  The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

  The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                                 PURCHASE FORM

  The undersigned hereby irrevocably elects to exercise this Warrant, according to the terms and conditions hereof, to the extent of purchasing
           shares of Common Stock and hereby makes payment of $           in
payment of the exercise price thereof. If the number of shares shall not be all of the shares purchasable under this Warrant, a new Warrant Certificate for the balance remaining shall be issued in the name of the undersigned or its assignee as indicated on the Assignment Form.

Dated:

                    INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: _________________________________________________________________________
                  (please typewrite or print in block letters)

Address: ______________________________________________________________________

Signature: ____________________________________________________________________
    Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

Signature Guaranteed:

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Name: __________________________________________________________________________
                  (please typewrite or print in block letters)

Address: _______________________________________________________________________

its right to purchase             shares of Common Stock represented by this
Warrant and does hereby irrevocably constitute and appoint        Attorney, to
transfer the same on the books of the Company, with full power of substitution in the premises.

Dated:


Social Security or other identifying number of holder

Signature: _____________________________________________________________________
    Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

Signature Guaranteed:

                              RESET ELECTION FORM

  The undersigned registered holder of this Warrant hereby irrevocably elects a Reset Election pursuant to the terms and conditions of this Warrant and Section 4.3(a) of the Warrant Agreement.

  The Reset Date applicable to this Reset Election is:

________________________________________________________________________________
                  (Please typewrite or print in block letters)

Dated:


Social Security or other identifying number of holder

Signature: _____________________________________________________________________
    Note: The signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate

Signature Guaranteed: